Exhibit 99.1

Solera to Acquire 100% of Identifix, an Industry-Leading Digital Provider of Vehicle Diagnostics and Repair Intelligence; Expands Automotive SMR Platform

Story Highlights:

•	Identifix develops proprietary data-driven digital systems and applications that help automotive repair professionals to diagnose and repair vehicles efficiently, accurately and profitably.

•	The acquisition will enable Solera to strengthen its SMR business in the U.S. and introduce the Identifix platform to the global automotive industry.

•	The acquisition will also signal an accelerated focus on further expanding and connecting our risk and asset management platform.

WESTLAKE, TEXAS – July 13, 2015 — Solera Holdings, Inc. (NYSE: SLH) today announced it has entered into a definitive agreement to acquire 100% ownership of Identifix, an industry leading data-driven software-as-a-service company within the $8 billion vehicle service, maintenance and repair (“SMR”) total addressable market. Identifix builds proprietary databases, proven workflow solutions and expert crowd-sourced experiences that help mechanical repair shops and auto dealers increase their efficiency, profitability and customer loyalty.

Solera purchased 50% of Identifix in November 2013 in connection with its Service Repair Solutions (“SRS”) joint venture with Welsh Carson Anderson & Stowe (“WCAS”). Solera subsequently expanded its vehicle lifecycle footprint with the acquisitions of automotive service and customer relationship management (“CRM”) software companies AutoPoint (acquired from the SRS joint venture in April 2014), Service Dynamics and DMEautomotive. Today, Solera’s comprehensive SMR platform covers over 50,000 rooftops and is utilized by over 275,000 auto technicians to process more than one million SMR events each week.

“Identifix is a one-of-a-kind asset for the SMR vertical and an important pillar of our digital risk and asset management platform,” said Tony Aquila, Solera’s founder, Chairman and CEO. “Since our initial investment, the Identifix business has performed in-line with our expectations and has achieved double-digit revenue growth each year. 100% ownership of Identifix will not only allow us to introduce the power of Identifix to international markets, but will also accelerate the integration of our industry-leading SMR solution into our Digital Garage app.”

The Digital Garage is a revolutionary mobile app invented by Solera to help both automotive service providers and drivers to digitally manage the buying, maintaining and selling of vehicles. Scheduled for its debut release in the United Kingdom later this year, the Digital Garage leverages Solera’s risk and asset management technologies to create an application that allows car owners to digitally manage the ownership lifecycle of their vehicles from their mobile devices.

With full ownership of Identifix as well as a critical mass of additional assets that have increased Solera’s total addressable market, Solera will accelerate its strategic focus on further expanding and connecting its risk and asset management platform to drive towards its Mission 2020 goal of $2 billion in revenue and $840 million of Adjusted EBITDA by June 30, 2020.

“Over the past nine years, we’ve invested over $3 billion to acquire 35 key businesses,” said Mr. Aquila. “We are now accelerating our focus on leveraging synergies to expand our leadership in risk and asset management, including our growing digital SMR and CRM businesses, as well as our upcoming Digital Garage app.”

Transaction Terms

The equity purchase agreement provides that Solera will purchase the remaining SRS joint venture interests from WCAS for a purchase price of approximately $594.8 million in cash plus WCAS’s approximate share of SRS’s present cash balance, which share is $25,000,000. This amount equals 2.25x WCAS’s invested capital in SRS. Based on Solera’s initial investment in the SRS joint venture, its purchase of AutoPoint from the joint venture, and the purchase of the remaining SRS joint venture interests from WCAS, the total SRS purchase price is approximately 16.0x the Adjusted EBITDA for SRS and AutoPoint for the twelve months ended March 31, 2015. Given the potential core growth opportunities of this strategic and profitable asset, as well as further potential synergies with the Digital Garage, Solera views a 16.0x purchase price to Adjusted EBITDA multiple as an effective use of capital. Solera also expects that the purchase price to Adjusted EBITDA multiple will decrease based upon the Adjusted EBITDA of SRS and Autopoint for the fiscal years ended June 30, 2015 and 2016.

The purchase price was negotiated with WCAS and was not determined based on the existing “call option” formula (which, if exercised by Solera, requires Solera to purchase 100% of WCAS’s SRS joint venture interests at a price of 3.0x WCAS’s invested capital) or “put option” formula (which, in defined intervals or upon specified events, permits WCAS to sell all or portions of its SRS joint venture interests to Solera at either 2.0x WCAS’s invested capital or the greater of 2.0x WCAS’s invested capital and 15.0x SRS’s trailing EBITDA, in each case multiplied by the purchased interests) provided in the stockholders agreement governing the SRS joint venture.

The acquisition is subject to certain closing conditions and is expected to close immediately after the closing of Solera’s senior notes financing also announced today.

Fiscal Year 2016 Outlook

Solera also announced today that, following the completion of the SRS equity purchase, it will announce its preliminary outlook for the fiscal year ending June 30, 2016 and the date on which Solera will announce its financial results for the fourth quarter and fiscal year ended June 30, 2015.

About Solera

Solera is a leading provider of risk and asset management software and services to the automotive and property marketplace, including the global P&C insurance industry. Solera is active in over 75 countries across six continents. The Solera companies include: Audatex in the United States, Canada, and in more than 45 additional countries; HPI, CarweB and CAP Automotive in the United Kingdom; Informex in Belgium and Greece; Sidexa in France; ABZ and Market Scan in the Netherlands; Hollander serving the North American recycling market; AUTOonline providing salvage disposition in a number of European and Latin American countries; IMS providing medical review services; Explore providing data and analytics to United States property and casualty insurers; Identifix, providing solutions for the service, maintenance and repair (“SMR”) market; AutoPoint and DMEautomotive, providing data-driven tools to enhance SMR experiences and facilitate customer retention and marketing solutions for the retail automotive industry; and I&S, a provider of software and business management tools, third-party claims administration, first notice of loss and network management services to the U.S. auto and property repair industries, specializing in glass claims. For more information, please refer to the Solera’s website at http://www.solerainc.com.

About Identifix

Located in Roseville, MN, Identifix is a leading source for vehicle diagnostics, genuine OEM service and repair information, factory scheduled maintenance plans, and reliable estimating. Identifix’s products and services include the online tool Direct-Hit and their technical Repair Hotline. Direct-Hit is a registered trademark of Identifix, Inc. Founded in 1987, Identifix serves customers in the United States, Canada and Latin America, and is a business unit of Solera Holdings, Inc. For more information, visit identifix.com or follow the company on Facebook at facebook.com/identifix and Twitter at twitter.com/identifixdotcom.

About Welsh, Carson, Anderson & Stowe

Welsh, Carson, Anderson & Stowe focuses its investment activity in two target industries, information/business services and healthcare. Since its founding in 1979, the Firm has organized 16 limited partnerships with total capital of over $22 billion. WCAS has a current portfolio of approximately twenty-five companies. WCAS’s strategy is to partner with outstanding management teams and build value for the Firm’s investors through a combination of operational improvements, internal growth initiatives and strategic acquisitions. The Firm is currently investing Welsh, Carson, Anderson & Stowe XII, L.P. See www.welshcarson.com to learn more

Cautions About Forward-Looking Statements

This press release contains forward-looking statements, including statements about: the benefits of the acquisition of the remaining 50% interests in the SRS joint venture from WCAS (the “Acquisition”), including but not limited to the expansion of our SMR platform and introduction of our Digital Garage product to provide products and services throughout the vehicle lifecycle and to the household; the expansion of Identifix’s business into international markets; the benefits and value of products and services to Solera’s and Identifix’s customers, either alone or in conjunction with the products and services of other Solera group companies, including the the ability to access these products and services on a mobile device; Solera’s expectation that the multiple of purchase price to Adjusted EBITDA of SRS and Autopoint will decline over time; and Solera’s plans to integrate acquired businesses and leverage synergies to achieve its SMR and Digital Garage strategies, as well as its financial and operational goals. These statements are based on our current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in transactions of this nature, our business and Identifix’s business, including, without limitation: the Acquisition may not be completed; the failure to realize the expected benefits of the Acquisition; risks associated with and possible negative consequences of acquisitions, investments, joint ventures and similar transactions; successfully integrating Identifix’s solutions with or into other Solera group offerings, including but not limited to, DMEautomotive (“DMEa”) and AutoPoint; continued adoption of Identifix’s, DMEa’s, AutoPoint’s and the Solera group’s products and services; our ability to successfully introduce new software and services (including but not limited to our risk and asset management platform and our Digital Garage product); the failure to expand our business operations, including into new geographic locations; effects of competition on product and service pricing on Identifix’s, DMEa’s, AutoPoint’s and the Solera group’s business; our ability to obtain additional financing as necessary to support our business or operations; rapid technology changes in our industry; and effects of security breaches on our business and reputation. For a discussion of these and other factors that could impact our operations or financial results and cause our results to differ materially from those in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, particularly our Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2015. Solera is under no obligation to (and specifically disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

The press release also contains statements about the size of the SMR total addressable market ($8 billion). The size of the SMR total addressable market is based on a market study conducted by a leading consulting firm commissioned by Solera and Solera management estimates.

Press Contact

Angela Vargo

(214) 679-5660

angela.vargo@solerainc.com

Investor Relations

Jonathan Doros

(817) 961-2097

jonathan.doros@solerainc.com